UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  June 17, 2008
SOMANETICS CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1653 East Maple Road, Troy, Michigan	48083-4208

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (248) 689-3050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communication pursuant to Rule 425 under the Securities Act.
☐   Soliciting material pursuant to Rule 14a-2 under the Exchange Act.
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Change in Control Agreements. On June 17, 2008, the Board of Directors, based on recommendations of the Compensation Committee, approved Amended and Restated Change in Control Agreements with two of the Company’s executive officers: William M. Iacona and Mary Ann Victor. These agreements provide for severance benefits equal to one year’s salary upon termination of employment without cause or for good reason 90 days before to one year after a change of control of the Company that occurs by June 17, 2011. Mr. Iacona’s current salary is $131,095 and Ms. Victor’s current salary is $145,023. The officers have agreed not to compete with the Company until one year following termination of employment and not to solicit our employees until five years following the termination of employment, and they have agreed to various confidentiality and assignment of invention obligations. The amendment and restatement primarily extends the period in which the change in control must occur from June 13, 2008 to June 17, 2011, changes the definition of “Good Reason” and adds a definition of “Termination of Employment” to comply with exemptions from the deferred compensation requirements of Section 409A of the Internal Revenue Code.
     Dominic Spadafore. On June 17, 2008, the Board of Directors, based on recommendations of the Compensation Committee, approved an Amended and Restated Employment Agreement with Dominic J. Spadafore, amending his June 13, 2005 agreement with the Company. The agreement provides for severance benefits equal to one year’s salary upon termination of employment without cause or for good reason 90 days before to one year after a change of control of the Company that occurs by June 17, 2011. Mr. Spadafore’s current salary is $200,000. Mr. Spadafore has agreed not to compete with the Company until one year following termination of employment and not to solicit our employees until five years following the termination of employment, and has agreed to various confidentiality and assignment of invention obligations. The amendment and restatement primarily replaces the change in control severance provisions in Mr. Spadafore’s Amended and Restated Employment Agreement to match those in the executive officers’ Amended and Restated Change in Control Agreements described above.
     Bruce Barrett. On June 17, 2008, the Board of Directors, based on recommendations of the Compensation Committee, approved an Amended and Restated Employment Agreement with Bruce J. Barrett, the Company’s President and Chief Executive Officer. The agreement amends and restates his employment agreement originally entered into in May 1994 and set to expire April 30, 2009. Pursuant to the agreement, Mr. Barrett serves as the Company’s President and Chief Executive Officer. His employment under the agreement expires on June 17, 2011, unless earlier terminated as provided in the agreement, except that the term is automatically extended for additional one-year periods effective one year before it would otherwise expire (i.e., so that the remaining term will be two years), unless either party provides the other with notice that the term will not be extended and such notice is provided at least one year before the term would otherwise expire. The agreement provides for an annual salary of $350,750, subject to increase, but not decrease, in the discretion of the Company’s Board of Directors. The agreement also provides that the Board of Directors must establish a bonus plan in which Mr. Barrett is eligible to participate for each fiscal year during the term of the agreement, and that Mr. Barrett’s target bonus (the bonus payable if targets are 100 percent met, but not necessarily the actual amount of the bonus payable under the plan) under the plan must be at least 65 percent of Mr. Barrett’s salary, which percentage is subject to increase, but not decrease by the Board of Directors.
     Under the terms of the agreement, Mr. Barrett is entitled to various fringe benefits under the agreement, including insurance, vacation, other employee benefit plans and business expense reimbursement applicable to other similar employees of the Company.
     Upon termination of employment by the Company without cause or by Mr. Barrett for good reason, Mr. Barrett is entitled to (1) continuation of the fringe benefits applicable to similar employees, including insurance and applicable employee benefit plans, but not vacation and business expense reimbursement, for one year (two years if termination is in connection with a Change in Control) after termination, at the Company’s expense, and (2) a lump sum payment within 10 business days after termination equal to (a) one year’s salary (two years if termination is in connection with a Change in Control), plus (b) the target bonus for the year in which termination occurs (two times the target bonus if termination is in connection with a Change in Control) plus an additional pro rata portion of the target bonus for the portion of the year through the date of termination (less any amounts already paid). If Mr. Barrett is a “specified employee” as defined in the deferred compensation regulations under Section 409A of the Internal Revenue Code as of the date of termination, then any portion of the above amounts payable that exceeds the maximum allowable separation pay amount under the deferred compensation regulations and that otherwise constitutes deferred compensation subject to Section 409A, is payable six months after the date of termination of employment, or, if earlier, the date of Mr. Barrett’s death. Mr. Barrett has agreed not to compete with the Company until one year following termination of employment and not to solicit our employees until five years following the termination of employment, and he has agreed to various confidentiality and assignment of invention obligations. The amendment and restatement primarily (1) extends the term of the agreement as described above and deletes the provisions providing Mr. Barrett with severance if the Company does not offer to renew the agreement on the same terms for at least one year , (2) deletes the requirements to provide Mr. Barrett with an automobile and all related expenses (up to $20,000 a year), a cellular phone, related phone service and Internet access, in exchange for a $20,000 salary increase, (3) adds provisions providing for approximately double severance if Mr. Barrett’s employment is terminated without cause or for good reason in connection with a Change in Control, and (4) changes the definition of “Good Reason” and adds a definition of “Termination of Employment” to comply with exemptions from the deferred compensation requirements of Section 409A of the Internal Revenue Code.
Item 9.01. Financial Statements and Exhibits

Exhibit	Description

99.1	Form of Amended and Restated Change in Control Agreement between Somanetics Corporation and two executive officers, dated as of June 17, 2008.

99.2	Amended and Restated Employment Agreement between Somanetics Corporation and Dominic J. Spadafore, dated as of June 17, 2008.

99.3	Amended and Restated Employment Agreement between Somanetics Corporation and Bruce J. Barrett, dated as of June 17, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2008	SOMANETICS CORPORATION
(Registrant)

	By:	/s/ Mary Ann Victor Mary Ann Victor

		Its:	Vice President and Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Form of Amended and Restated Change in Control Agreement between Somanetics Corporation and two executive officers, dated as of June 17, 2008.

99.2	Amended and Restated Employment Agreement between Somanetics Corporation and Dominic J. Spadafore, dated as of June 17, 2008.

99.3	Amended and Restated Employment Agreement between Somanetics Corporation and Bruce J. Barrett, dated as of June 17, 2008.

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